EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended September 30, 2022 Financial Results;

Reports 9% Net Portfolio Growth Across Investment Strategies

NEW YORK, Nov. 02, 2022 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company” or “SLRC”), today reported net investment income of $20 million, or $0.37 per share, for the third fiscal quarter of 2022 compared to net investment income of $20 million, or $0.37 per share, in Q2, 2022.

At September 30, 2022, net asset value (NAV) was $18.37 per share compared to $18.53 per share at June 30, 2022.

For the quarter ended September 30, 2022, the Company paid monthly distributions totaling $0.41 per share.

On November 2, 2022, the Company’s Board of Directors (the “Board”) declared a monthly distribution of $0.136667 per share payable on December 1, 2022 to stockholders of record as of November 17, 2022. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2022:
Comprehensive Investment Portfolio* fair value: $2.9 billion
Number of portfolio companies: >785
Net assets: $1.0 billion
Net asset value per share: $18.37
Net debt-to-equity: 1.14x

Comprehensive Investment Portfolio Activity** for the Quarter Ended September 30, 2022:

Investments made during the quarter: $393.9 million
Investments prepaid and sold during the quarter: $159.0 million

Operating Results for the Quarter Ended September 30, 2022:

Net investment income: $20.1 million
Net investment income per share: $0.37
Net realized and unrealized loss: $6.5 million
Net increase in net assets from operations: $13.5 million
Earnings per share: $0.25

* The Comprehensive Investment Portfolio for the quarter ended September 30, 2022 is comprised of SLRC’s investment portfolio and the full portfolios of SLR Credit Solutions (“SLR-CS”), SLR Equipment Finance (“SLR-EF”), Kingsbridge Holdings, LLC (“KBH”), SLR Business Credit (“SLR-BC”) and SLR Healthcare ABL (“SLR-HC ABL”) owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and excludes the Company’s fair value of the equity interests in the Commercial Finance Portfolio Companies and the Company’s loans to SLR-EF and KBH.

** Comprehensive Investment Portfolio Activity for the quarter ended September 30, 2022 includes the gross originations through the Company’s Commercial Finance Portfolio Companies.

“The combination of portfolio growth, merger synergies, and the increase in yields will drive solid growth to our net investment income and we therefore expect to cover our distribution for Q4,” said Michael Gross, Co-CEO of SLR Investment Corp. “SLRC is on an accelerated path to covering its distributions sooner than we had projected at the time of the merger with SUNS earlier this year.”

“The current private credit investment environment is more attractive than we have seen in several years,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “Our investment strategies focused on first lien cash flow and specialty finance loans are well-positioned to thrive in the current market.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, November 3, 2022. All interested parties may participate in the conference call by dialing (800) 225-9448 approximately 5-10 minutes prior to the call, international callers should dial (203) 518-9708. Participants should reference SLR Investment Corp. and Conference ID: SLRC3Q22. A telephone replay will be available until November 17, 2022 and can be accessed by dialing (800) 753-5479. International callers should dial (402) 220-2675.

This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, www.slrinvestmentcorp.com. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended September 30, 2022, SLRC had total originations of $393.9 million and repayments and amortization of $159.0 million across its four core asset classes: sponsor finance, asset-based lending, equipment finance, and life science finance resulting in net originations of $234.9 million to the Comprehensive Investment Portfolio.

The investment activity of our Comprehensive Investment Portfolio by asset class for the quarter ended September 30, 2022 was as follows:

Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	102.4	$132.3	$111.6	$47.6	$393.9
Repayments / Amortization	$34.0	$19.5	$100.8	$4.7	$159.0
Net Portfolio Activity	$68.4	$112.8	$10.8	$42.9	$234.9

(1)   Sponsor Finance refers to cash flow loans to sponsor-owned companies.
(2)   Includes SLR-CS, SLR-BC and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet.
(3)   Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio.

Portfolio Composition

SLRC’s Comprehensive Investment Portfolio composition by asset class at September 30, 2022 was as follows:

Comprehensive Investment Portfolio Composition	Amount		Weighted Average Asset
(at fair value)	($mm)%		Yield(4)
Senior Secured Investments
Cash Flow Loans (Sponsor Finance)	$701.2	23.9%	9.6%
Asset-Based Loans(1)	$966.5	33.0%	12.3%
Equipment Financings(2)	$907.5	31.0%	11.4%
Life Science Loans	$349.7	11.9%	11.3%
Total Senior Secured Investments	$2,924.9	99.8%	11.3%
Equity and Equity-like Securities	$5.4	0.2%
Total Comprehensive Investment Portfolio	$2,930.3	100.0%
Floating Rate Investments(3)	$1,946.6	66.7%
First Lien Senior Secured Loans	$2,859.0	97.6%
Second Lien Senior Secured Cash Flow Loans	$6.5	0.2%
Second Lien Senior Secured Asset-Based Loans	$59.5	2.0%

(1)   Includes SLR-CS, SLR-BC, and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(2)   Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(3)   Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(4)   The weighted average asset yield for cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The yield calculation of Life Science loans excludes the impact of success fees and/or warrants. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ending on September 30, 2022 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ending on September 30, 2022 against the portfolio as of September 30, 2022, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the expected return on equity during 2022.

The Comprehensive Investment Portfolio is diversified across over 785 unique borrowers in over 100 industries and with an average exposure of $3.7 million.

At September 30, 2022, 99.8% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 97.6% first lien senior secured loans and approximately 2.2% second lien senior secured loans, of which 0.2% were second lien cash flow loans and 2.0% were second lien asset-based loans.

The weighted average yield at fair value of the income-producing investments in the Comprehensive Investment Portfolio was 11.3% at September 30, 2022, compared to 9.6% at June 30, 2022.

SLR Investment Corp. Portfolio

Asset Quality

As of September 30, 2022, on a fair value basis, 99.6% of the Company’s portfolio was performing.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of September 30, 2022, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$482.9	22.4%
2	$1,637.8	76.0%
3	$26.9	1.2%
4	$7.7	0.4%

Investment Income Contribution by Asset Class(1)

For the Quarter Ended:	Sponsor Finance	Asset-based Finance	Equipment Finance	Life Science Finance	Total ($mm)
9/30/2022	16.1	12.8	9.2	9.5	47.6
% Contribution	33.9	26.9	19.3	19.9	100%

(1)   Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet; income/fees from Asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC and SLR-HC ABL; income/fees from equipment financings on balance sheet and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Investment Corp.’s Results of Operations for the Quarter Ended September 30, 2022 compared to the Quarter Ended September 30, 2021.

Investment Income

For the fiscal quarters ended September 30, 2022 and 2021, gross investment income totaled $47.6 million and $32.2 million, respectively. The increase in gross investment income for the year over year three month periods was primarily due to a larger portfolio size as a result of the merger with SUNS, coupled with organic growth, as well as due to an increase in LIBOR and SOFR.

Expenses

Net expenses totaled $27.5 million and $17.2 million, respectively, for the fiscal quarters ended September 30, 2022 and 2021. The increase in expenses for the year over year period was primarily due to higher interest expense associated with an increase in borrowings to fund new investments as well as the increase in LIBOR and SOFR.

Net Investment Income

The Company’s net investment income totaled $20.1 million and $15.0 million, or $0.37 and $0.36 per average share, respectively, for the fiscal quarters ended September 30, 2022 and 2021.

Net Realized and Unrealized Loss

Net realized and unrealized losses for the fiscal quarters ended September 30, 2022 and 2021 totaled $6.5 million and $1.6 million, respectively.

Net Increase in Net Assets Resulting from Operations

For the quarters ended September 30, 2022 and 2021, the Company had a net increase in net assets resulting from operations of $13.5 million and $13.4 million, respectively. For the quarters ended September 30, 2022 and 2021, earnings per average share were $0.25 and $0.32, respectively.

Liquidity and Capital Resources

Credit Facilities and Available Capital

At September 30, 2022, the Company had $490.2 million drawn on its $825 million revolving credit facilities, $100 million of term loans and $566 million of unsecured senior notes.

Leverage

On September 30, 2022, the Company’s net debt-to-equity was 1.14x. SLRC’s current leverage provides a significant cushion to its regulatory asset coverage limit of 2.0x debt-to-equity as well as its target leverage ratio of 0.9x – 1.25x.

Share Repurchase Program

On May 3, 2022, SLRC’s Board authorized the Company to adopt a program for the purpose of repurchasing up to $50 million of SLRC’s outstanding shares of common stock. Under the repurchase program, the Company may, but is not obligated to, repurchase shares of SLRC’s outstanding common stock in the open market from time to time provided the Company’s compliance with its code of ethics and the guidelines specified in Rule 10b-18 of the Securities Exchange Act of 1934, as amended, including certain price, market volume and timing constraints. In addition, any repurchases will be conducted in accordance with the Investment Company Act of 1940, as amended. Unless amended or extended by our Board, the repurchase program is expected to be in place until the earlier of May 1, 2023 or until $50 million of our outstanding shares of common stock have been repurchased. The timing and number of shares to be repurchased will depend on a number of factors, including market conditions. There are no assurances that the Company will engage in any repurchases. As of September 30, 2022, no repurchases have taken place.

Subsequent Events

Joint Venture Agreement

On October 12, 2022, the Company entered into a joint venture agreement with SunStone Senior Credit L.P. (the “Investor”) to create SLR Senior Lending Program LLC (“SSLP”). The joint venture is expected to invest primarily in senior secured cash flow loans. The Company and the Investor each have made initial equity commitments of $50.0 million resulting in a total equity commitment of $100 million. SSLP is in the process of securing third party financing to allow the joint venture to utilize leverage. The Company and the Investor expect to begin funding SSLP with investments prior to the end of 2022. Investment decisions and all material decisions in respect of SSLP must be approved by representatives of the Company and the Investor.

Distributions

On October 5, 2022, our Board declared a monthly distribution of $0.136667 per share payable on November 2, 2022 to holders of record as of October 20, 2022.

On November 2, 2022, the Company’s Board of Directors (the “Board”) declared a monthly distribution of $0.136667 per share payable on December 1, 2022 to stockholders of record as of November 17, 2022.

The specific tax characteristics of the distributions will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Statements and Tables

SLR Investment Corp.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	September 30, 2022 (unaudited)	December 31, 2021
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,386,014 and $985,088, respectively)	$1,368,827	$964,379
Companies more than 25% owned (cost: $812,800 and $711,865, respectively)	786,534	706,203
Cash	7,983	2,935
Cash equivalents (cost: $268,931 and $320,000, respectively)	268,931	320,000
Dividends receivable	11,542	9,028
Interest receivable	9,456	6,521
Receivable for investments sold	1,276	1,378
Prepaid expenses and other assets	886	567

Total assets	$2,455,435	$2,011,011

Liabilities
Debt ($1,156,200 and $818,500 face amounts, respectively, reported net of unamortized debt issuance costs/market discount of $7,909 and $6,462, respectively)	$1,148,291	$812,038
Payable for investments and cash equivalents purchased	268,952	320,041
Distributions payable	7,486	17,327
Management fee payable	7,890	7,435
Performance-based incentive fee payable	4,771	1,864
Interest payable	7,083	4,492
Administrative services payable	1,293	2,689
Other liabilities and accrued expenses	3,444	2,844

Total liabilities	$1,449,210	$1,168,730

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,772,651 and 42,260,826 shares issued and outstanding, respectively	$548	$423
Paid-in capital in excess of par	1,163,713	936,999
Accumulated distributable net loss	(158,036)	(95,141)

Total net assets	$1,006,225	$842,281

Net Asset Value Per Share	$18.37	$19.93

SLR Investment Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	September 30, 2022	September 30, 2021
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$32,933	$19,202
Companies more than 25% owned	2,431	2,834
Dividends:
Companies more than 25% owned	11,969	9,078
Other income:
Companies less than 5% owned	234	1,044
Companies more than 25% owned	—	5

Total investment income	47,567	32,163

EXPENSES:
Management fees	$7,890	$7,142
Performance-based incentive fees	4,965	698
Interest and other credit facility expenses	12,784	7,127
Administrative services expense	1,132	1,435
Other general and administrative expenses	935	755

Total expenses	27,706	17,157

Performance-based incentive fees waived	(194)	—

Net expenses	27,512	17,157

Net investment income	$20,055	$15,006

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized loss on investments and cash equivalents (companies less than 5% owned)	$(37,326)	$(127)

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	28,783	(6,507)
Companies more than 25% owned	2,016	4,999

Net change in unrealized gain (loss) on investments and cash equivalents	30,799	(1,508)

Net realized and unrealized loss on investments and cash equivalents	(6,527)	(1,635)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$13,528	$13,371

EARNINGS PER SHARE	$0.25	$0.32

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of SLRC and distribution projections; business prospects of SLRC and the prospects of its portfolio companies; and the impact of the investments that SLRC expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the expected synergies and savings associated with the two-step merger of SUNS with and into SLRC (the “Merger”); (ii) the ability to realize the anticipated benefits of the Merger, including the expected elimination of certain expenses and costs due to the Merger; (iii) changes in the economy, financial markets and political environment; (iv) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, natural disasters or the COVID-19 pandemic; (v) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vi) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; (vii) general considerations associated with the COVID-19 pandemic; and (viii) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
(646) 308-8770